Company Press Release


Internet Stock Market Resources, Inc. today announced temporary symbol change from ISMR to ISMRD

St. Petersburg, FL., July 1, 1999

Internet Stock Market Resources, Inc announced today that it's trading symbol will temporarily change from ISMR to ISMRD. The result of the previously announced reverse split of all issued and outstanding common stock of the company, which became effective on June 30, 1999.

The symbol change, effective on July 1,1999, will remain in effect for thirty days at the end of which time the symbol will revert to its original ISMR.

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is available to researchers at no charge.

For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com

To receive UPDATES on Internet Stock Market Resources, Inc. and ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Source: Internet Stock Market Resources, Inc. http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.